Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ELEPHANT TALK COMMUNICATIONS, INC.

TABLE OF CONTENTS

Page

ARTICLE I OFFICES	2
Section 1. Principal Offices
Section 2. Other Offices
ARTICLE II MEETINGS OF SHAREHOLDERS	2
Section 1. Place of Meetings
Section 2. Annual Meeting
Section 3. SpecialMeeting
Section 4. Notice of Shareholders’ Meetings
Section 5. Manner of Giving Notice; Affidavit of Notice
Section 6. Order of Business
Section 7. Advance Notice of Shareholder Proposals and Director Nominations
Section 8. Quorum
Section 9. Adjourned Meeting; Notice
Section 10. Voting
Section 11. Waiver of Notice or Consent by Absent Shareholders
Section 12. Shareholder Action by Written Consent Without a Meeting
Section 13. Record Date for Shareholder Notice, Voting, and Giving Consents
Section 14. Proxies
Section 15. Inspectors of Election
ARTICLE III DIRECTORS	5
Section 1. Powers
Section 2. Number and Qualification of Directors
Section 3. Election and Term of Office of Directors
Section 4. Vacancies
Section 5. Place of Meetings and Meetings by Telephone or Electronic Transmission
Section 6. Annual Meeting
Section 7. Other Regular Meetings
Section 8. Special Meetings
Section 9. Quorum
Section 10. Waiver of Notice
Section 11. Adjournment
Section 12. Notice of Adjournment
Section 13. Action Without Meeting
Section 14. Fees and Compensation of Directors
ARTICLE IV COMMITTEES	5
Section 1. Committees of Directors
Section 2. Meetings and Action of Committees
ARTICLE V OFFICERS	8
Section 1. Officers
Section 2. Election of Officers
Section 3. Subordinate Officers
Section 4. Removal and Resignation of Officers
Section 5. Vacancies in Offices
Section 6. Chairman of the Board
Section 7. President
Section 8. Vice Presidents
Section 9. Secretary
Section 10. Treasurer
ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS	9
Section 1. Agents, Proceedings, and Expenses
Section 2. Right to Indemnification
Section 3. Right of Indemnitee to Bring Suit
Section 4. Indemnification of Other Agents of the Corporation
Section 5. Other Contractual Rights
Section 6. Limitations
Section 7. Insurance
Section 8. Fiduciaries of Corporate Employee Benefit Plan
Section 9. Indemnification Agreements
Section 10. Amendment of Provisions of Article VI
ARTICLE VII RECORDS AND REPORTS	10
Section 1. Maintenance and Inspection of Share Register
Section 2. Maintenance and Inspection of Bylaws
Section 3. Maintenance and Inspection of Other Corporate Records
Section 4. Inspection by Directors
Section 5. Annual Report to Shareholders
Section 6. Financial Statements to Shareholders
Section 7. Preparation of Financial Statements
Section 8. Maintenance and Inspection of Financial Statements
ARTICLE VIII GENERAL CORPORATE MATTERS	11
Section 1. Record Date for Purposes Other Than Notice and Voting
Section 2. Endorsement of Documents; Contracts
Section 3. Certificates for Shares
Section 4. Transfers of Stock
Section 5. Regulations
Section 6. Lost Certificates
Section 7. Representation of Shares of Other Corporations
Section 8. Construction and Definitions
ARTICLE IX AMENDMENTS	12
Section 1. Amendment by Shareholders
Section 2. Amendment by Directors

ARTICLE I

OFFICES

Section 1. Principal Offices. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall fix and designate a principal business office in the State of California.

Section 2. Other Offices. The board of directors may at any time establish branch or subordinate offices at any place or places within or outside theState of California.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings.Meetings of shareholders shall be held at any place within or outside the State of California designated either by theboard of directors or the president (if not contrary to any action taken by the board of directors). In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. Annual Meeting. An annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At that meeting, directors shall be elected. Any other proper business may be transacted at the annual meeting of shareholders.

Section 3. Special Meeting. A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors, the president or the chairman of the board, the request shall be in writing, specifying the time of such meeting (such time to be not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request) and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be given promptly to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting.

This Section 3 of Article II may not be altered, amended or repealed except by the board of directors or by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation.

Section 4. Notice of Shareholders’ Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance withSection 5 of this Article II not less than ten (10) (or, if sent by third-class mail pursuant to Section 5 below, thirty(30)) nor more than sixty (60) daysbefore the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders, but subject to the provisions of the next paragraph of thisSection 4, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall includethe name of any nominee or nominees whom, at the time of the notice, the board intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financialinterest, pursuant to Section 310 of the Corporations Code of California (hereinafter, the “Code”), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders (or any report referenced in Article VII of these Bylaws) shall be given either (i) personally, (ii) by electronic transmission by the corporation (as defined in Section 20 of the Code), or (iii) by first-classmail or, if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders’ meeting, notice may be sent third-class mail, or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice (or any report referenced in Article VII of these Bylaws) shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the corporation (as defined in theCode) or deposited in the mail or sent by telegram or other means of written communication.

If any notice (or any report referenced in Article VII of these Bylaws) addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all futurenotices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

Notice given by electronic transmission by the corporation under this Section 5 of Article II shall be valid only if it complies with Section 20 of the Code. Notwithstanding the foregoing, notice shall not be given by electronic transmission by the corporation under this Section 5 of Article II after eitherof the following: (1) the corporation is unable to deliver two consecutive notices to the shareholder by such means; or (2) the inability to so deliver the notices to the shareholder becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for the giving of the notice. The report referenced in Article VII of these Bylaws may be sent by electronic transmission by the corporation only if approved by resolution of the board of directors.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and if so executed shall be filed and maintained in the minute book of the corporation.

Section 6. Order of Business. The chairman of the board of directors, or such other officer of the corporation designated by a majority of the board of directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the board of directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) ascertaining whether any shareholder or his or her proxy may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

At an annual meeting of shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, (ii) be entitled to vote at such meeting and (iii) have given timely written notice thereof to the Secretary of the corporation in accordance with Section 7 of this Article II.

Nominations of persons for election as directors of the Corporation may be made at an annual meeting of shareholders only (i) by or at the direction of the board of directors or (ii) by any shareholder who is a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, who is entitled to vote for the election of directors at such meeting and who has given timely written notice thereof to the Secretary of the corporation in accordance with Section 7 of this Article II and in accordance with the corporation’s Corporate Governance Guidelines. Only persons who are nominated in accordance with this Section 6 of this Article II will be eligible for election at a meeting of shareholders as directors of the corporation. To be timely for purposes of this Section 6 of Article II, a notice of shareholder proposal must be addressed to the chairman of the Nominating and Corporate Governance Committee of the corporation.

The determination of whether any business sought to be brought before any annual or special meeting of shareholders is properly brought before such meeting in accordance with this Section 6 of Article II, and whether any nomination of a person for election as a director of the corporation at any annual meeting of shareholders was properly made in accordance with this Section 6 of Article II, will be made by the presiding officer of such meeting.If the presiding officer at such meeting determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

Section 7. Advance Notice of Shareholder Proposals and Director Nominations. To be a timely notice, a notice of shareholder proposal must be addressed to the Secretary of the corporation and delivered or mailed to and received at the principal executive offices of the corporation not less than 120 calendar days and not more than 150 calendar days prior to the anniversary date of the date (as specified in the corporation’s proxy materials forits immediately preceding annual meeting of shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above.

In the case of a request by a shareholder for business to be brought before any annual meeting of shareholders, a shareholder’s notice to the Secretary of the corporation must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

In the case of a nomination by a shareholder of a person for election as a director of the corporation at any annual meeting of shareholders, a shareholder notice to the Secretary of the corporation must set forth (i) the shareholder’s intent to nominate one or more persons for election as a director of the corporation, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) the class and number of shares of the corporation that are owned beneficially and of record by the shareholder proposing such nomination and by the beneficial owner, if any, on whose behalf the nomination is proposed, (iv) any material interest of such shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (v) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) each nominee and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (vi) such information as the board of directors or a nomination or similar committee appointed by the board of directors may require pursuant to resolutions of the board of directors or such committee’s charter, (vii) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors and (viii) the signed consent of each nominee proposed by the shareholder giving the notice to serve as a director of the corporation if so elected.

Notwithstanding the provisions of Sections 6 and 7 of this Article II, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in Sections 6 and 7 of this Article II. Nothing in Sections 6 and 7 of this Article II will be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

For purposes of this Section 7 of Article II, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the United States Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders.

This Section 7 of Article II may not be altered, amended or repealed except by the board of directors or by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation.

Section 8. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 9. Adjourned Meeting; Notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set anew record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 10. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 13 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

All shareholders’ vote with respect to any matter to be voted on at all meetings of the shareholders shall be by written ballot.

Except as provided in the last paragraph of this Section 10 of Article II, or as provided elsewhere in the articles of incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any holder of shares entitled to vote on any matter may vote a part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.

The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation, or these bylaws.

The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

Section 11. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. Such waiver, consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, such waiver, consent or approval shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included if that objection is expressly made at the meeting.

Section 12. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at an annual or special meeting of shareholders (except for the removal of a director or filling a vacancy on the board of directors caused by shareholder removal as provided for in Section 3 of Article III) may be taken without prior notice, without a meeting and without a vote, if (i) a consent in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a duly called meeting at which all shares entitled to vote thereon were present and voted and (ii) such matter acted upon by the shareholders in such written consent was previously approved by the board of directors for shareholder action by written consent without prior notice, without the holding of a meeting and without a vote. This Section 12 of Article II may not be altered, amended or repealed except by the board of directors or by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation.

Section 13. Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

If the board of directors does not so fix a record date, then the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

Section 14. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

Section 15. Inspectors of Election. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

a)	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

b)	Receive votes, ballots, or consents;

c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

d)	Count and tabulate all votes or consents;

e)	Determine when the polls shall close;

f)	Determine the result; and

g)	Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

(b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders’ meeting, or meetings, including annual meetings.

(c) Adopt, makeand use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

(e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidence of debt and securities.

Section 2. Number and Qualification of Directors. The number of directors of the corporation shall be not less than six (6) nor more than eleven (11). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 2 of Article III, duly adopted by the board of directors. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote of holders of at least 66 2/3% of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders are equal to more than 16 2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one. This Section 2 of Article III may not be altered, amended or repealed except by the board of directors or by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation.

Section 3. Election and Term of Office of Directors. Directors shall be elected to vacant positions at each annual meeting of the shareholders. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. Vacancies. Any vacancies in the board of directors, by reason of an increase in the number of directors, removal by the shareholders or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director; provided that a vacancy created by the removal of a director by the vote of the shareholders or by court order may also be filled by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) or by the unanimous written consent of all shares entitled to vote for the election of directors. Each director so elected shall hold office until the end of the term of the vacancy created by the departing director meetingand until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

This Section 4 of Article III may not be altered, amended or repealed except by the board of directors or by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation.

Section 5. Place of Meetings and Meetings by Telephone or Electronic Transmission. Regular meetings of the board of directors may be held at anyplace within or outside the State of California that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Members of the board of directors may participate in a meeting through the use of conference telephone, electronic video screen communication or electronic transmission by the corporation and electronic transmission to the corporation. Participation in a meeting through use of conference telephone or electronic video screen communication pursuant to this paragraph constitutes presence in person at such meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the corporation (other than conference telephone and electronic video screen communication) pursuant to this paragraph constitutes presence in person at such meeting if both of the following apply: (A) each member participating in the meeting can communicate with all of the other members concurrently; and (B) each member is provided themeans of participating in all matters before the board of directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.

Section 6. Annual Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 7. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

Section 8. Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally, or by telephone or to the telegraph company, at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Section 9. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors), the articles of incorporation, and other applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of therequired quorum for that meeting.

Section 10. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

Section 11. Adjournment. A majority of directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in themanner specified in Section 8 of this Article III, to the directors who were not present at the time of adjournment.

Section 13.Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 14. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 1. Committees of Directors. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board of directors, except with respect to:

(a) the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or on any committee;

(d) the amendment or repeal of bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g) the appointment of any other committees of the board of directors or the members of these committees.

Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committeesmay be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the corporation shall be a president, a vice president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice presidents, one or more assistant vice presidents, one or more assistant secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may beremoved, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen bythe board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filledin the manner prescribed in these bylaws for regular appointments to that office.

Section 6. Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. In the absence of the chairman of the board, or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

Section 8. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, and the president, or the chairman of the board.

Section 9. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or bylaw to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

Section 10. Treasurer. Unless another officer is given such responsibility by the board of directors, the treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. Thebooks of account shall at all reasonable times be open to inspection by any director.

Unless another officer is given such responsibility by the board of directors, the treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. Unless another officer is given such responsibility by the board of directors, the treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

Section 1. Agents, Proceedings, and Expenses. For the purposes of this Article VI, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or was serving at the request of such predecessor corporation as a director, officer, employee or agent of another enterprise; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 3 or the last sentence of Section 4 of this Article VI.

Section 2. Right to Indemnification. The corporation shall indemnify each of its directors and officers who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any such proceeding arising by reason of the fact any such person is or was an agent of the corporation(hereinafter an “indemnitee”); provided, however, that except as provided in Section 3 hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 2 of Article VI shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided however, that an advancement of expenses incurred by an indemnitee in his or her capacity as an agent of the corporation (and not in any capacity in which service was or is rendered by such indemnitee to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an “undertaking”). Notwithstanding the foregoing, noindemnification shall be made to any indemnitee who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor for any of the following:

(a) In respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to this corporation in the performance of that person’s duty to this corporation and its shareholders, unless and only to the extent that the court in which that proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

(b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 3. Right of Indemnitee to Bring Suit. Except as may otherwise be provided by an agreement between the corporation and an indemnitee:

If a claim under Section 2 of this Article VI is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to bepaid also the expense of procuring or defending such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the corporation.

Section 4. Indemnification of Other Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any other agent of the corporation generally or as to any specific legal action and/or instance, by duly adopted resolution of the Board of Directors, agreement or otherwise, up to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the corporation. Notwithstanding the foregoing, to the extent that an agent of this corporation has been successful on the merits in the defense of any proceeding arising by reason of the fact such person is or was an agent of the corporation, or in the defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Other Contractual Rights. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any other bylaw provision, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles Of Incorporation of this corporation. This corporation is expressly permitted to enter into agreements with its agents providing for indemnification beyond the indemnification rights granted in this Article VI to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of this corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Nothing contained in this Article VI shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 6. Limitations. No indemnification or advance shall be made under this Article VI, except as provided in the last sentence of Section 4 above or by a court in which any proceeding is or was pending upon application made by this corporation or the indemnitee or the attorney or otherperson rendering services in connection with such defense, in any circumstance which exceeds the limits set forth in Section 204 of California GeneralCorporation Law or where it appears:

(a) That it would be inconsistent with a provision of the Articles of Incorporation or Bylaws of this corporation, a resolution of the shareholders of this corporation or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify an indemnitee for any expenses and/or the payment of profits arising from the purchase and sale by indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934,as amended, or any similar successor statute.

Section 7. Insurance. Upon and in the event of a determination by the Board of Directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI.

Section 8. Fiduciaries of Corporate Employee Benefit Plan. This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of this corporation as defined in Section 1 of this Article VI. The corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by Section 207(f) of the California General Corporation Law.

Section 9. Indemnification Agreements. The board of directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the board of directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article VI.

Section 10. Amendment of Provisions of Article VI. No amendment of any provision of this Article VI shall reduce the rights to indemnification ofany director or officer of this corporation from the rights to indemnification which were set forth in this Article VI at the time of the accrual of the alleged cause of action asserted in any proceeding for which such director or officer is seeking indemnification or an advance of expenses.

ARTICLE VII

RECORDS AND REPORTS

Section 1. Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of thecorporation may (i) inspect and copy the records of shareholders’ names and address and shareholdings during usual business hours on five (5) days’ prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holders’ interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Annual Report to Shareholders. The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. This report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article II of these bylaws for giving notice to shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 6.  Financial Statements to Shareholders. If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, uponthe written request of any shareholder made more than one hundred and twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 7. Preparation of Financial Statements. If the corporation has one hundred (100) or fewer shareholders of record of its shares (determined as provided in Section 605 of the California Corporations Code), the financial statements referred to in Sections 5 and 6 of this Article VII are not requiredto be prepared in conformity with generally accepted accounting principles if they reasonably set forth the rights and liabilities and the income and expense of the corporation and disclose the accounting basis used in their preparation.

Section 8. Maintenance and Inspection of Financial Statements. A copy of the financial statements referred to in Sections 5 and 6 of this Article VII shall be kept on file in the principal office of the corporation for twelve (12) months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to any such shareholder.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 2. Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the chairman of the board, the president or any vice president, and the secretary, any assistant secretary, the treasurer or any assistant treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons in such manner as from time to time shall be determined by the board but, unless so authorized by the board, such person or persons shall have no power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 3. Certificates for Shares. The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be signed in the name of the corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such an officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6 of this Article VIII hereof.

Section 4. Transfers of Stock. Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 5 of this Article VIII hereof, and (i) with regard to certificated shares, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and the transferee request the corporation to do so.

Section 5. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation or uncertificated shares of thecorporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 6. Lost Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, a new certificate or certificates or uncertificated shares may be issued in its place upon proof satisfactory to the Board of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 7. Representation of Shares of Other Corporations. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 8. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular numberincludes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

Section 1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote, except with respect to any section that by its own terms requires a greater percentage vote, in whichcase such section may only be amended or repealed by the vote of the holders or such increased percentage of the outstanding shares entitled to vote asspecified therein; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

Section 2. Amendment by Directors. Subject to the rights of the shareholders as provided in Section 1 of this Article IX, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the board of directors; provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articlesof incorporation or in Section 2 of Article III of these bylaws.